AMENDMENT NO. 1 TO THE RIGHTS AGREEMENT

     This Amendment No. 1 to the Rights Agreement (the "Amendment") is entered into as of November 30, 1999 by and between Valley Resources, Inc., a Rhode Island corporation (the "Company"), and The Bank of New York, as rights agent (the "Rights Agent"), amending the Rights Agreement (the "Rights Agreement"), dated as of June 18, 1991 between the Company and the Rights Agent.

                               W I T N E S S E T H


     WHEREAS, there does not exist as of the date hereof any Acquiring Person (as defined in the Rights Agreement); and

     WHEREAS, the Company desires to amend the Rights Agreement in accordance with Section 27 thereof;

     NOW THEREFORE, in consideration of the premises and the mutual agreements set forth in the Rights Agreement and this Amendment, the parties hereby agree as follows:

     Section 1. Defined Terms. Capitalized terms defined in the Rights Agreement and used herein shall have the meanings given to them in the Rights Agreement.

     Section 2. Amendment to Section 1. Section 1(a) of the Rights Agreement is hereby amended to add the following sentence at the end thereof:

          "Notwithstanding anything in this Agreement to the contrary, neither Southern Union Company ("Southern Union") nor any of its Affiliates shall become an Acquiring Person as a result of the execution of the Agreement and Plan of Merger among Southern Union, SUG Acquisition Corporation, a Rhode Island corporation ("Newco"), and the Company (as the same may be modified or amended from time to time, the "Merger Agreement") or the consummation of the transactions contemplated thereby, including the mergers contemplated by the Merger Agreement."

     Section 3. Amendment to Section 3. Section 3(a) of the Rights Agreement is hereby amended to add the following sentence at the end thereof:

          "Notwithstanding anything in this Agreement to the contrary, a Distribution Date shall not be deemed to have occurred solely as the result of the approval, execution, delivery or performance of the Merger Agreement or the consummation of any of the mergers contemplated therein."

     Section 4. Amendment to Section 7(a). Section 7(a) of the Rights Agreement is hereby amended by:

          (a) deleting the word "and" immediately before the phrase "(iii) the date"; and

          (b) inserting the following phrase immediately after the phrase "as provided in Section 24 hereof": "and (iv) such time as duly executed articles of merger are duly filed with the Secretary of State of the State of Rhode Island pursuant to Section 1.3 of the Merger Agreement or at such later effective time as is specified in such document."

     Section 5. Amendment to Section 13. Section 13 of the Rights Agreement is hereby amended to add the following sentence at the end thereof:
"Notwithstanding the foregoing, the provisions of this Section 13 shall not apply to the execution and delivery of the Merger Agreement or the consummation of the transactions contemplated thereby."

     Section 6. Effectiveness. This Amendment shall be deemed effective as of the date hereof. Except as specifically amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

     Section 7. Counterparts. This Amendment may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

     Section 8. Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Rhode Island and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

                [remainder of the page intentionally left blank]


     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date hereof.



                                   VALLEY RESOURCES, INC.


                                   By:  /s/ Alfred P. Degen
                                       ---------------------------------------
                                   Name:   Alfred P. Degen
                                   Title:  President and Chief Executive Officer



                                   THE BANK OF NEW YORK


                                   By:  /s/ Raymond Poplansky
                                       ---------------------------------------
                                   Name:   Raymond Poplansky
                                   Title:  Assistant Vice President